UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

Mirant Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16107	20-3538156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2010, Mirant Marsh Landing, LLC (“MML”), a wholly-owned subsidiary of Mirant Corporation (“Mirant” or the “Company”), entered into a $650 million credit facility to provide construction and permanent financing for its Marsh Landing Generating Station (the “Project”). In connection with the financing of the Project, each of MML, Mirant Marsh Landing Holdings, LLC (“MML Holdco”) and the Company entered into certain agreements which are summarized below.

The Credit Agreement. On October 8, 2010, MML entered into a credit agreement (the “Credit Agreement”) among MML, as borrower, the lenders party thereto, The Royal Bank of Scotland plc (“RBS”), as administrative agent for the lenders and Deutsche Bank Trust Company Americas (“DBTCA”), as Collateral Agent and Depositary Bank. The Credit Agreement consists of a $155 million senior secured term loan facility (the “Tranche A Term Loan”), a $345 million senior secured term loan facility (the “Tranche B Term Loan”, and together with the Tranche A Term Loan, the “Term Loans”), a $49.79 million senior secured letter of credit facility (the “DSR Letter of Credit”) to support MML’s debt service reserve requirements and a $100.15 million senior secured letter of credit facility (together with the DSR Letter of Credit, the “Letters of Credit”) to support MML’s collateral requirements under MML’s power purchase agreement (the “Power Purchase Agreement”) with Pacific Gas & Electric Company. The Term Loans will be available to be drawn during the construction of the Project upon the satisfaction of the conditions thereto, including the receipt by MML of base equity contributions in an amount of $147.46 million. Prior to the commercial operation date of the Project, the collateral requirements under the Power Purchase Agreement and the collateral requirements under MML’s construction/vendor contracts are being met by a $165 million cash collateralized letter of credit facility entered into by the Company on September 27, 2010. At or near the commercial operation date of the Project those collateral requirements terminate.

The Term Loans are to be fully amortized by their maturity dates. The Tranche A Term Loan matures on December 31, 2017 and the Tranche B Term Loan matures on the date that is the earlier of the last day of the first fiscal quarter following the 10th anniversary of the conversion date of the Project and December 31, 2023. The expiry date of the Letters of Credit is December 31, 2017. Interest on the Tranche A Term Loans will be based on a base rate or a Eurodollar rate plus an initial applicable margin of 1.5% for base rate loans and 2.5% for Eurodollar loans (with such margin increasing .25% every three years). Interest on the Tranche B Term Loans will be based on a base rate or a Eurodollar rate plus an initial applicable margin of 1.75% for base rate loans and 2.75% for Eurodollar loans (with such margin increasing .25% every three years). Fees on lenders’ exposure under the Letters of Credit accrue at a rate equal to the applicable margin payable on the Tranche A Term Loans that are based on the Eurodollar Rate. In connection with the Credit Agreement, MML and each of RBS and Royal Bank of Canada entered into interest rate protection agreements (the “Hedging Agreements”) pursuant to which MML mitigated interest rate risks with respect to the Term Loans. The Company provided limited guarantees in respect of the Hedging Agreements. The effective interest rate that MML will pay for the Term Loans from the commercial operations date is 5.91% (plus the step-up in margin over time).

Loans under the Credit Agreement will be subject to mandatory prepayment upon the occurrence of certain events, including an event of damage or an event of taking, the receipt of the proceeds of any claim under any document executed in connection with the Project and any amounts payable as a result of termination of the Power Purchase Agreement. The Credit Agreement includes customary affirmative and negative covenants and events of default. Negative covenants include limitations on additional debt, liens, negative pledges, investments, distributions, business activities, stock repurchases, asset dispositions, accounting changes, change orders and affiliate transactions. Events of default include non-performance of covenants, breach of representations, cross-default to other material indebtedness, bankruptcy and insolvency, material judgments, a change in control and a failure to achieve commercial operation by December 31, 2013.

The Security Documents. On October 8, 2010, in connection with the Credit Agreement, (i) MML and DBTCA entered into a security agreement (the “Security Agreement”), (ii) MML Holdco, MML and DBTCA entered into a pledge agreement (the “Pledge Agreement”) and (iii) MML, RBS and DBTCA entered into a Collateral Agency and Intercreditor Agreement (together with the Security Agreement and the Pledge Agreement, the “Security Documents”). Pursuant to the Security Documents, all obligations under the Credit Agreement and the Hedging Agreements are secured by first priority liens on substantially all assets of MML and a pledge of the equity of MML by MML Holdco.

The Equity Contribution Agreement. On October 8, 2010, in connection with the Credit Agreement, the Company, MML, RBS and DBTCA entered into an equity contribution agreement (the “Equity Contribution Agreement”) pursuant to which the Company agreed to make a base equity contribution in an amount not to exceed $147.46 million to support construction of the Project and contingent equity contributions not to exceed $44.22 million in the event the base equity contribution is insufficient to satisfy project costs incurred with respect to construction of the Project after application of all base equity contributions and all Term Loans, subject to the terms and conditions contained therein.

The preceding description of each of the Credit Agreement, the Security Documents and the Equity Contribution Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of such agreements, which will be filed as exhibits to a subsequent report.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Report.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to the inability to complete construction of the Mirant Marsh Landing Generating Station by mid-2013; the ability of MML to meet the conditions to drawing under the Credit Agreement; the ability of the lenders under the Marsh Landing credit facility to fund under the Credit Agreement; restrictions on the ability of Mirant’s subsidiaries to pay dividends, make distributions or otherwise transfer funds to Mirant, including restrictions on Mirant North America contained in its financing agreements and restrictions on Mirant Mid-Atlantic contained in its leveraged lease documents, which may affect Mirant’s ability to access the cash flows of those subsidiaries to meet its equity funding obligations in respect of the Marsh Landing project; the failure to comply with, or monitor provisions of Mirant’s loan agreements and debt may lead to a breach and, if not remedied, result in an event of default thereunder, which would limit access to needed capital and damage Mirant’s reputation and relationships with financial institutions; and the risks and uncertainties described in Mirant’s Form 10-K for the year ended December 31, 2009 and Mirant’s Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission (“SEC”).

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the SEC at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between RRI Energy, Inc. (“RRI Energy”) and Mirant, RRI Energy filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of RRI Energy and Mirant and that also constitutes a prospectus of RRI Energy. The registration statement was declared effective by the SEC on September 13, 2010. RRI Energy and Mirant urge investors and shareholders to read the registration statement, and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is a part of the registration statement, because they contain or will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings.” You may also obtain these documents, free of charge, from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

PARTICIPANTS IN THE MERGER SOLICITATION

RRI Energy, Mirant, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from RRI Energy and Mirant shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RRI Energy and Mirant shareholders in connection with the proposed merger is contained in the joint proxy statement/prospectus. You can find information about RRI Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010. You can find information about Mirant’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2010 and supplemented on April 28, 2010. Additional information about RRI Energy’s executive officers and directors and Mirant’s executive officers and directors can be found in the above-referenced registration statement on Form S-4. You can obtain free copies of these documents from RRI Energy and Mirant as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010

Mirant Corporation

/s/ Angela M. Nagy
Angela M. Nagy
Vice President and Controller
(Principal Accounting Officer)

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